CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 2001, relating to the financial statements on InfoVista SA and its subsidiaries, which appear in InfoVista's Registration Statements on Form 20-F (Registration No. 000-30838).

Coopers & Lybrand Audit
Member of PricwaterhouseCoopers


/s/ Jean-Francois Chatel
-------------------------
Jean-Francois Chatel
Partner

Paris, France
January 21, 2002